FOR IMMEDIATE RELEASE

CAMPBELL REPORTS SECOND-QUARTER FISCAL 2021 RESULTS;
PROVIDES FISCAL 2021 GUIDANCE

•Earnings Per Share (EPS) from Continuing Operations of $0.80 increased 43%. Adjusted EPS of $0.84 increased 17%.
•Earnings Before Interest and Taxes (EBIT) increased 15% to $401 million. Adjusted EBIT increased 8% to $393 million.
•Net Sales increased 5% reflecting continued elevated demand for Campbell's brands.
•Fiscal 2021 Adjusted EPS guidance of $3.03 to $3.11, reflecting growth of 3% to 5%.

CAMDEN, N.J., Mar. 10, 2021—Campbell Soup Company (NYSE:CPB) today reported results for its second-quarter fiscal 2021 ended January 31, 2021.

Continuing Operations	Three Months Ended			Six Months Ended
($ in millions, except per share)	Jan. 31, 2021	Jan. 26, 2020	% Change	Jan. 31, 2021	Jan. 26, 2020	% Change
Net Sales
As Reported (GAAP)	$2,279	$2,162	5%	$4,619	$4,345	6%
Organic			5%			7%
Earnings Before Interest and Taxes (EBIT)
As Reported (GAAP)	$401	$350	15%	$862	$667	29%
Adjusted	$393	$364	8%	$856	$756	13%
Diluted Earnings Per Share
As Reported (GAAP)	$0.80	$0.56	43%	$1.82	$1.12	63%
Adjusted	$0.84	$0.72	17%	$1.86	$1.51	23%
Note: A detailed reconciliation of the reported (GAAP) financial information to the adjusted financial information is included at the end of this news release.

CEO Comments
Mark Clouse, Campbell’s President and CEO, said, "We delivered another quarter of strong results, with top-line growth in both segments—partly tempered by foodservice and supply constraints caused by COVID-19—as well as continued growth in EBIT and EPS. In addition, nearly 75% of our brands grew or held share which was an important goal for the quarter. Given this strong performance, we are providing full-year fiscal 2021 guidance and we are confident in the long-term growth potential of Campbell."

Items Impacting Comparability for Continuing Operations
The table below presents a summary of items impacting comparability in each period. A detailed reconciliation of the reported (GAAP) financial information to the adjusted information is included at the end of this news release.

	Diluted Earnings Per Share
	Three Months Ended		Six Months Ended
	Jan. 31, 2021	Jan. 26, 2020	Jan. 31, 2021	Jan. 26, 2020
As Reported (GAAP)	$0.80	$0.56	$1.82	$1.12

Restructuring charges, implementation costs and other related costs associated with cost savings initiatives	$0.05	$0.06	$0.07	$0.09

Net pension settlement gains	$(0.08)	$(0.03)	$(0.09)	$(0.03)

Deferred tax charge	$0.06	$—	$0.06	$—

Charges (gains) associated with divestiture	$—	$(0.06)	$—	$0.14

Loss on extinguishment of debt	$—	$0.19	$—	$0.19

Adjusted*	$0.84	$0.72	$1.86	$1.51
*Numbers may not add due to rounding.

Second-Quarter Results from Continuing Operations
Net sales, both reported and organic, increased 5% to $2.28 billion driven by gains in both Meals & Beverages and Snacks. The growth was driven by a 4% increase in volume and mix reflecting heightened demand as at-home food consumption remained elevated as a result of the COVID-19 pandemic, partly offset by declines in foodservice and in partner brands within the Snyder's-Lance portfolio. Lower promotional spending net of price and sales allowances contributed a 1% increase to net sales growth.

Gross margin increased from 34.3% to 34.4%. Excluding items impacting comparability, adjusted gross margin decreased 10 basis points to 34.3% as cost inflation, other operational costs and continued COVID-19 related costs were partially offset by the benefits of supply chain productivity improvements and cost savings initiatives, as well as moderated promotional spending.

Marketing and selling expenses decreased 2% to $232 million. Excluding items impacting comparability in the prior year, adjusted marketing and selling expenses decreased 1% driven by the benefits of cost savings initiatives and lower marketing overhead costs, largely offset by an 8% increase in advertising and consumer promotion (A&C). Administrative expenses increased 7% to $158 million. Excluding items impacting comparability, adjusted administrative expenses increased by $17 million, or 13%, to $152 million driven primarily by higher benefit-related costs and higher general administrative costs, partially offset by the benefits of cost savings initiatives.

Other income was $45 million compared to other income of $22 million in the prior year. Excluding items impacting comparability, adjusted other income was $15 million compared to $11 million in the prior year.

As reported EBIT increased 15% to $401 million. Excluding items impacting comparability, adjusted EBIT increased 8% to $393 million primarily due to higher sales volumes, offset partly by higher adjusted administrative expenses.

Net interest expense was $54 million compared to $146 million in the prior year reflecting a loss on the extinguishment of debt in the second quarter of fiscal 2020. Excluding items impacting comparability in the prior year, net interest expense declined 24% from $71 million to $54 million, reflecting lower levels of debt. The tax rate was 29.4% as compared to 16.2% in the prior year. Excluding items impacting comparability, the adjusted tax rate decreased 70 basis points to 24.2% from 24.9%.

As reported EPS from continuing operations were $0.80 per share. Excluding items impacting comparability, adjusted EPS from continuing operations increased 17% to $0.84 reflecting an increase in adjusted EBIT and lower adjusted net interest expense.

First-Half Results from Continuing Operations
Net sales increased 6% to $4.62 billion. Organic net sales, which exclude the impact from the sale of the European chips business, increased 7% from the prior year driven by gains in both Meals & Beverages and Snacks.

As reported EBIT increased 29% to $862 million. Excluding items impacting comparability, adjusted EBIT increased 13% to $856 million reflecting higher sales volume, improved gross margin performance and higher adjusted other income, offset partly by increased adjusted administrative expenses. Within marketing and selling expenses, a 12% increase in A&C was more than offset by lower selling and other marketing costs.

Net interest expense was $109 million compared to $226 million in the prior year. Excluding items impacting comparability in the prior year, adjusted net interest expense decreased 28% from $151 million in the prior year to $109 million reflecting lower levels of debt. The tax rate was 26.4% as compared to 22.9% in the prior year. Excluding items impacting comparability, the adjusted tax rate decreased 50 basis points to 24.0% from 24.5%.

The company reported EPS of $1.82 per share. Excluding items impacting comparability, adjusted EPS increased 23% to $1.86 per share reflecting the increase in adjusted EBIT and lower adjusted net interest expense.

Cash flows from operations decreased from $663 million in the prior year to $611 million primarily due to changes in working capital, which reflect a significant increase in accounts payable in the prior year, partially offset by higher cash earnings. Capital investments were $132 million compared to $167 million in the prior year. The decline was primarily due to capital expenditures associated with discontinued operations in the prior year. In line with the company’s commitment to returning value to shareholders, the company paid $215 million of cash dividends.

Cost Savings Program from Continuing Operations
In the second quarter of fiscal 2021, Campbell achieved just over $20 million in savings under its multi-year cost savings program, inclusive of Snyder’s-Lance synergies, bringing total program-to-date savings to approximately $760 million. Campbell remains on track to deliver annualized savings of $850 million by the end of fiscal 2022.

Campbell Provides Full Year Fiscal 2021 Guidance
Following strong first half results, Campbell is providing full-year fiscal 2021 guidance that reflects cycling the COVID-19 related surge in demand during the second half of fiscal 2020, and an expected sequential improvement in margin as we progress through the remainder of fiscal 2021. Fiscal 2020 benefited from a 53rd week, which was estimated to be worth 2 percentage points of net sales, and approximately $0.04 on adjusted EPS.

Based on the foregoing, the company is providing full-year fiscal 2021 guidance as set forth in the table below:

Continuing Operations	FY 2020 Results		FY 2021 Guidance
($ in millions, except per share)
Net Sales	$8,691		-3.5% to -2.5%
Organic Net Sales	$8,515	*	-1.5% to -0.5%

Adjusted EBIT	$1,449	*	-1% to +1%

Adjusted EPS	$2.95	*	+3% to +5%
			$3.03 to $3.11

* Adjusted - refer to the detailed reconciliation of the reported (GAAP) financial information to the adjusted financial information at the end of this news release.
Note: A non-GAAP reconciliation is not provided for 2021 adjusted EBIT and adjusted EPS guidance as certain amounts are not estimable, such as pension and postretirement mark-to-market adjustments, and these items are not considered to reflect the company's ongoing business results.

Segment Operating Review
An analysis of net sales and operating earnings by reportable segment follows:

	Three Months Ended Jan. 31, 2021
	($ in millions)
	Meals & Beverages	Snacks*	Total
Net Sales, as Reported	$1,300	$979	$2,279

Volume and Mix	5%	3%	4%
Price and Sales Allowances	(1)%	—%	(1)%
Promotional Spending	2%	2%	2%
Organic Net Sales	6%	4%	5%
Currency	—%	—%	—%
% Change vs. Prior Year	6%	4%	5%

Segment Operating Earnings	$258	$144
% Change vs. Prior Year	7%	6%

*Numbers do not add due to rounding.
Note: A detailed reconciliation of the reported (GAAP) net sales to organic net sales is included at the end of this news release.

	Six Months Ended Jan. 31, 2021
	($ in millions)
	Meals & Beverages	Snacks	Total
Net Sales, as Reported	$2,642	$1,977	$4,619

Volume and Mix	8%	2%	5%
Price and Sales Allowances	(1)%	—%	—%
Promotional Spending	2%	2%	2%
Organic Net Sales	9%	4%	7%
Currency	—%	—%	—%
Divestiture	—%	(1)%	(1)%
% Change vs. Prior Year	9%	3%	6%

Segment Operating Earnings	$591	$283
% Change vs. Prior Year	13%	8%
Note: A detailed reconciliation of the reported (GAAP) net sales to organic net sales is included at the end of this news release.

Meals & Beverages
Net sales, both reported and organic, in the quarter increased 6% reflecting increases across U.S retail products, including gains in U.S. soup, V8 beverages, Prego pasta sauces and Campbell’s pasta, partially offset by a decline in foodservice. Volume was favorable in U.S. retail driven by increased demand of food purchases for at-home consumption, offset partly by the negative impact on foodservice which experienced an increase in COVID-19 related restrictions in the quarter. Sales of U.S. soup increased 10% primarily due to volume gains in condensed soups and ready-to-serve soups. Promotional activity was moderated in part due to supply constraints, particularly on broth.

Segment operating earnings increased 7%. The increase was primarily due to sales volume gains, offset partly by lower gross margin performance and higher administrative expenses.

Snacks
Net sales, both reported and organic, in the quarter increased 4% driven by volume gains fueled by the majority of our power brands and lower levels of promotional spending on supply constrained brands. Sales gains were driven by our salty snacks including Kettle Brand potato chips, Late July snacks, Cape Cod potato chips and Pop Secret popcorn as well as our fresh bakery, including Pepperidge Farm Farmhouse products. These gains were partially offset by declines in partner brands within the Snyder's-Lance portfolio and Lance sandwich crackers which faced supply constraints in the quarter.

Segment operating earnings increased 6% driven by sales volume gains and lower selling expenses, partly offset by higher marketing investment, administrative expenses and lower gross margin performance.

Corporate
Corporate income was $17 million in the second quarter of fiscal 2021 compared to expense of $21 million in the prior year. Corporate income in the second quarter of fiscal 2021 included pension settlement gains of $30 million and costs related to cost savings initiatives of $4 million. Corporate expenses in the second quarter of fiscal 2020 included costs related to cost savings initiatives of $18 million and pension settlement gains of $11 million. Excluding these amounts, the remaining decrease in expenses primarily reflects mark-to-market gains on outstanding commodity hedges.

Conference Call and Webcast
Campbell will host a conference call to discuss these results today at 8:00 a.m. Eastern Time. To join, dial +1 (703) 639-1316. The access code is 8366876. Access to a live webcast of the call with accompanying slides, as well as a replay of the call will be available at investor.campbellsoupcompany.com/events-and-presentations. A recording of the call will also be available until 11:59 p.m. ET on March 24, 2021, at +1 (404) 537-3406. The access code for the replay is 8366876.

Reportable Segments
Campbell Soup Company earnings results are reported as follows:

Meals & Beverages includes the retail and foodservice businesses in the U.S. and Canada. The segment includes the following products: Campbell’s condensed and ready-to-serve soups; Swanson broth and stocks; Pacific Foods broth, soups and non-dairy beverages; Prego pasta sauces; Pace Mexican sauces; Campbell’s gravies, pasta, beans and dinner sauces; Swanson canned poultry; Plum baby food and snacks; V8 juices and beverages; and Campbell’s tomato juice.

Snacks includes Pepperidge Farm cookies, crackers, fresh bakery and frozen products in U.S. retail, including Pepperidge Farm Farmhouse* cookies and bakery products, Milano* cookies and Goldfish* crackers; and Snyder’s of Hanover* pretzels, Lance* sandwich crackers, Cape Cod* and Kettle Brand* potato chips, Late July* snacks, Snack Factory Pretzel Crisps,* Pop Secret popcorn, Emerald nuts, and other snacking products in the U.S. and Canada. The segment also includes the retail business in Latin America. We refer to the * trademarks as our "power brands."

About Campbell Soup Company
Campbell (NYSE:CPB) is driven and inspired by our purpose, "Real food that matters for life's moments." For generations, people have trusted Campbell to provide authentic, flavorful and affordable snacks, soups and simple meals, and beverages. Founded in 1869, Campbell has a heritage of giving back and acting as a good steward of the planet's natural resources. The company is a member of the Standard and Poor's 500 and the FTSE4Good Index. For more information, visit www.campbellsoupcompany.com or follow company news on Twitter via @CampbellSoupCo.

INVESTOR CONTACT:	MEDIA CONTACT:
Rebecca Gardy	Thomas Hushen
(856) 342-6081	(856) 342-5227
rebecca_gardy@campbells.com	thomas_hushen@campbells.com

Forward-Looking Statements

This release contains “forward-looking statements” that reflect the company’s current expectations about the impact of its future plans and performance on the company’s business or financial results. These forward-looking statements, including any statements made regarding sales, EBIT and EPS guidance, rely on a number of assumptions and estimates that could be inaccurate and which are subject to risks and uncertainties. The factors that could cause the company’s actual results to vary materially from those anticipated or expressed in any forward-looking statement include: (1) impacts of, and associated responses to, the COVID-19 pandemic on our business, suppliers, customers, consumers and employees; (2) the company’s ability to execute on and realize the expected benefits from its strategy, including growing sales in snacks and maintaining its market share position in soup; (3) the impact of strong competitive responses to the company’s efforts to leverage its brand power with product innovation, promotional programs and new advertising; (4) the risks associated with trade and consumer acceptance of product improvements, shelving initiatives, new products and pricing and promotional strategies; (5) the ability to realize projected cost savings and benefits from cost savings initiatives and the integration of recent acquisitions; (6) disruptions in or inefficiencies to the company’s supply chain and/or operations, including the impacts of the COVID-19 pandemic, as well as fluctuations in the supply of and inflation in energy and raw and packaging materials cost; (7) the company’s ability to manage changes to its organizational structure and/or business processes, including selling, distribution, manufacturing and information management systems or processes; (8) changes in consumer demand for the company’s products and favorable perception of the company’s brands; (9) changing inventory management practices by certain of the company’s key customers; (10) a changing customer landscape, with value and e-commerce retailers expanding their market presence, while certain of the company’s key customers maintain significance to the company’s business; (11) product quality and safety issues, including recalls and product liabilities; (12) the possible disruption to the independent contractor distribution models used by certain of the company’s businesses, including as a result of litigation or regulatory actions affecting their independent contractor classification; (13) the uncertainties of litigation and regulatory actions against the company; (14) the costs, disruption and diversion of management’s attention associated with activist investors; (15) a material failure in or breach of the company’s information technology systems; (16) impairment to goodwill or other intangible assets; (17) the company’s ability to protect its intellectual property rights; (18) increased liabilities and costs related to the company’s defined benefit pension plans; (19) the company’s ability to attract and retain key talent; (20) negative changes and volatility in financial and credit markets, deteriorating economic conditions and other external factors, including changes in laws and regulations; (21) unforeseen business disruptions in one or more of the company’s markets due to political instability, civil disobedience, terrorism, armed hostilities, extreme weather conditions, natural disasters, other pandemics or other calamities; and (22) other factors described in the company’s most recent Form 10-K and subsequent Securities and Exchange Commission filings. The company disclaims any obligation or intent to update the forward-looking statements in order to reflect events or circumstances after the date of this release.

CAMPBELL SOUP COMPANY
CONSOLIDATED STATEMENTS OF EARNINGS (unaudited)
(millions, except per share amounts)

	Three Months Ended
	January 31, 2021	January 26, 2020
Net sales	$2,279	$2,162
Costs and expenses
Cost of products sold	1,496	1,420
Marketing and selling expenses	232	237
Administrative expenses	158	148
Research and development expenses	19	22
Other expenses / (income)	(45)	(22)
Restructuring charges	18	7
Total costs and expenses	1,878	1,812
Earnings before interest and taxes	401	350
Interest, net	54	146
Earnings before taxes	347	204
Taxes on earnings	102	33
Earnings from continuing operations	245	171
Earnings from discontinued operations	—	1,037
Net earnings	245	1,208
Net loss attributable to noncontrolling interests	—	—
Net earnings attributable to Campbell Soup Company	$245	$1,208
Per share - basic
Earnings from continuing operations attributable to Campbell Soup Company	$.81	$.57
Earnings from discontinued operations	—	3.43
Net earnings attributable to Campbell Soup Company	$.81	$4.00
Weighted average shares outstanding - basic	303	302
Per share - assuming dilution
Earnings from continuing operations attributable to Campbell Soup Company	$.80	$.56
Earnings from discontinued operations	—	3.41
Net earnings attributable to Campbell Soup Company	$.80	$3.97
Weighted average shares outstanding - assuming dilution	305	304

CAMPBELL SOUP COMPANY
CONSOLIDATED STATEMENTS OF EARNINGS (unaudited)
(millions, except per share amounts)

	Six Months Ended
	January 31, 2021	January 26, 2020
Net sales	$4,619	$4,345
Costs and expenses
Cost of products sold	3,023	2,865
Marketing and selling expenses	440	443
Administrative expenses	299	282
Research and development expenses	39	44
Other expenses / (income)	(63)	34
Restructuring charges	19	10
Total costs and expenses	3,757	3,678
Earnings before interest and taxes	862	667
Interest, net	109	226
Earnings before taxes	753	441
Taxes on earnings	199	101
Earnings from continuing operations	554	340
Earnings from discontinued operations	—	1,034
Net earnings	554	1,374
Net loss attributable to noncontrolling interests	—	—
Net earnings attributable to Campbell Soup Company	$554	$1,374
Per share - basic
Earnings from continuing operations attributable to Campbell Soup Company	$1.83	$1.13
Earnings from discontinued operations	—	3.44
Net earnings attributable to Campbell Soup Company*	$1.83	$4.56
Weighted average shares outstanding - basic	303	301
Per share - assuming dilution
Earnings from continuing operations attributable to Campbell Soup Company	$1.82	$1.12
Earnings from discontinued operations	—	3.41
Net earnings attributable to Campbell Soup Company	$1.82	$4.53
Weighted average shares outstanding - assuming dilution	305	303
*The sum of individual per share amounts may not add due to rounding.

CAMPBELL SOUP COMPANY
CONSOLIDATED SUPPLEMENTAL SCHEDULE OF SALES AND EARNINGS (unaudited)
(millions, except per share amounts)

	Three Months Ended
	January 31, 2021	January 26, 2020	Percent Change
Sales
Contributions:
Meals & Beverages	$1,300	$1,224	6%
Snacks	979	938	4%
Total sales	$2,279	$2,162	5%
Earnings
Contributions:
Meals & Beverages	$258	$242	7%
Snacks	144	136	6%
Total operating earnings	402	378	6%
Corporate	17	(21)
Restructuring charges	(18)	(7)
Earnings before interest and taxes	401	350	15%
Interest, net	54	146
Taxes on earnings	102	33
Earnings from continuing operations	245	171	43%
Earnings from discontinued operations	—	1,037	n/m
Net earnings	245	1,208	(80)%
Net loss attributable to noncontrolling interests	—	—
Net earnings attributable to Campbell Soup Company	$245	$1,208	(80)%
Per share - assuming dilution
Earnings from continuing operations attributable to Campbell Soup Company	$.80	$.56	43%
Earnings from discontinued operations	—	3.41	n/m
Net earnings attributable to Campbell Soup Company	$.80	$3.97	(80)%
n/m - not meaningful

CAMPBELL SOUP COMPANY
CONSOLIDATED SUPPLEMENTAL SCHEDULE OF SALES AND EARNINGS (unaudited)
(millions, except per share amounts)

	Six Months Ended
	January 31, 2021	January 26, 2020	Percent Change
Sales
Contributions:
Meals & Beverages	$2,642	$2,418	9%
Snacks	1,977	1,927	3%
Total sales	$4,619	$4,345	6%
Earnings
Contributions:
Meals & Beverages	$591	$524	13%
Snacks	283	261	8%
Total operating earnings	874	785	11%
Corporate	7	(108)
Restructuring charges	(19)	(10)
Earnings before interest and taxes	862	667	29%
Interest, net	109	226
Taxes on earnings	199	101
Earnings from continuing operations	554	340	63%
Earnings from discontinued operations	—	1,034	n/m
Net earnings	554	1,374	(60)%
Net loss attributable to noncontrolling interests	—	—
Net earnings attributable to Campbell Soup Company	$554	$1,374	(60)%
Per share - assuming dilution
Earnings from continuing operations attributable to Campbell Soup Company	$1.82	$1.12	63%
Earnings from discontinued operations	—	3.41	n/m
Net earnings attributable to Campbell Soup Company	$1.82	$4.53	(60)%
n/m - not meaningful

CAMPBELL SOUP COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
(millions)

	January 31, 2021	January 26, 2020
Current assets	$2,535	$1,556
Plant assets, net	2,329	2,336
Intangible assets, net	7,320	7,361
Other assets	314	401
Total assets	$12,498	$11,654
Current liabilities	$2,801	$2,536
Long-term debt	4,996	4,919
Other liabilities	1,776	1,700
Total equity	2,925	2,499
Total liabilities and equity	$12,498	$11,654
Total debt	$6,021	$5,821
Total cash and cash equivalents	$946	$58

CAMPBELL SOUP COMPANY
CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)
(millions)

	Six Months Ended
	January 31, 2021	January 26, 2020
Cash flows from operating activities:
Net earnings	$554	$1,374
Adjustments to reconcile net earnings to operating cash flow
Restructuring charges	19	10
Stock-based compensation	34	33
Pension and postretirement benefit income	(66)	(47)
Depreciation and amortization	154	162
Deferred income taxes	69	32
Net gain on sales of businesses	—	(972)
Loss on extinguishment of debt	—	75
Other	47	53
Changes in working capital, net of divestitures
Accounts receivable	(124)	(112)
Inventories	57	73
Prepaid assets	(3)	11
Accounts payable and accrued liabilities	(108)	(9)
Other	(22)	(20)
Net cash provided by operating activities	611	663
Cash flows from investing activities:
Purchases of plant assets	(132)	(167)
Purchases of route businesses	(1)	(6)
Sales of route businesses	6	5
Sales of businesses, net of cash divested	—	2,533
Other	7	3
Net cash provided by (used in) investing activities	(120)	2,368
Cash flows from financing activities:
Short-term borrowings, including commercial paper	—	3,680
Short-term repayments, including commercial paper	(176)	(4,350)
Long-term repayments	—	(499)
Dividends paid	(215)	(213)
Treasury stock issuances	—	4
Payments related to tax withholding for stock-based compensation	(14)	(9)
Payments related to extinguishment of debt	—	(1,765)
Net cash used in financing activities	(405)	(3,152)
Effect of exchange rate changes on cash	1	—
Net change in cash and cash equivalents	87	(121)
Cash and cash equivalents — beginning of period	859	31
Cash balance of discontinued operations — beginning of period	—	148
Cash balance of discontinued operations — end of period	—	—
Cash and cash equivalents — end of period	$946	$58

Reconciliation of GAAP to Non-GAAP Financial Measures
Second Quarter Ended January 31, 2021
Campbell Soup Company uses certain non-GAAP financial measures as defined by the Securities and Exchange Commission in certain communications. These non-GAAP financial measures are measures of performance not defined by accounting principles generally accepted in the United States and should be considered in addition to, not in lieu of, GAAP reported measures. Management believes that also presenting certain non-GAAP financial measures provides additional information to facilitate comparison of the company's historical operating results and trends in its underlying operating results, and provides transparency on how the company evaluates its business. Management uses these non-GAAP financial measures in making financial, operating and planning decisions and in evaluating the company's performance.
Organic Net Sales
Organic net sales are net sales excluding the impact of currency, acquisitions and divestitures. Management believes that excluding these items, which are not part of the ongoing business, improves the comparability of year-to-year results. A reconciliation of net sales as reported to organic net sales follows.

Three Months Ended
	January 31, 2021			January 26, 2020	% Change
(millions)	Net Sales, as Reported	Impact of Currency	Organic Net Sales	Net Sales, as Reported	Net Sales, as Reported	Organic Net Sales
Meals & Beverages	$1,300	$(2)	$1,298	$1,224	6%	6%
Snacks	979	1	980	938	4%	4%
Total Net Sales	$2,279	$(1)	$2,278	$2,162	5%	5%

Six Months Ended
	January 31, 2021			January 26, 2020			% Change
(millions)	Net Sales, as Reported	Impact of Currency	Organic Net Sales	Net Sales, as Reported	Impact of Divestiture	Organic Net Sales	Net Sales, as Reported	Organic Net Sales
Meals & Beverages	$2,642	$(2)	$2,640	$2,418	$—	$2,418	9%	9%
Snacks	1,977	1	1,978	1,927	(25)	1,902	3%	4%
Total Net Sales	$4,619	$(1)	$4,618	$4,345	$(25)	$4,320	6%	7%

Year Ended
	August 2, 2020
(millions)	Net Sales, as Reported	Estimated Impact of 53rd Week	Impact of Divestiture	Organic Net Sales
Total Net Sales	$8,691	$(151)	$(25)	$8,515

Items Impacting Earnings
Management believes that financial information excluding certain items that are not considered to reflect the ongoing operating results, such as those listed below, improves the comparability of year-to-year results. Consequently, management believes that investors may be able to better understand its results excluding these items.

The following items impacted earnings:
Continuing Operations
(1)The company has implemented several cost savings initiatives in recent years.
In the second quarter of fiscal 2021, the company recorded Restructuring charges of $18 million and implementation costs and other related costs of $6 million in Administrative expenses, and a reduction to Cost of products sold of $2 million (aggregate impact of $16 million after tax, or $.05 per share) related to these initiatives. In the second quarter of fiscal 2020, the company recorded Restructuring charges of $7 million and implementation costs and other related costs of $13 million in Administrative expenses, $2 million in Cost of products sold, $2 million in Marketing and selling expenses, and $1 million in Research and development expenses (aggregate impact of $19 million after tax, or $.06 per share) related to these initiatives. In the six-month period of fiscal 2021, the company recorded Restructuring charges of $19 million and implementation costs and other related costs of $10 million in Administrative expenses, and a reduction to Cost of products sold of $1 million (aggregate impact of $21 million after tax, or $.07 per share) related to these initiatives. In the six-month period of fiscal 2020, the company recorded Restructuring charges of $10 million and implementation costs and other related costs of $21 million in Administrative expenses, $2 million in Cost of products sold, $2 million in Marketing and selling expenses, and $1 million in Research and development expenses (aggregate impact of $27 million after tax, or $.09 per share) related to these initiatives. For the year ended August 2, 2020, the company recorded Restructuring charges of $9 million and implementation costs and other related costs of $48 million in Administrative expenses, $9 million in Cost of products sold, $2 million in Marketing and selling expenses, and $1 million in Research and development expenses (aggregate impact of $52 million after tax, or $.17 per share) related to these initiatives.
(2)In the second quarter of fiscal 2021, the company recognized pension settlement gains in Other expenses / (income) of $30 million ($23 million after tax, or $.08 per share). In the second quarter of fiscal 2020, the company recognized pension settlement gains in Other expenses / (income) of $11 million ($8 million after tax, or $.03 per share). In the six-month period of fiscal 2021, the company recognized pension settlement gains in Other expenses / (income) of $34 million ($26 million after tax, or $.09 per share). For the year ended August 2, 2020, the company recognized pension settlement charges in Other expenses / (income) of $43 million ($33 million after tax, or $.11 per share).
(3)In the second quarter of fiscal 2021, the company recorded a $19 million ($.06 per share) deferred tax charge in connection with a legal entity reorganization as part of the continued integration of Snyder's-Lance, Inc.
(4)In the second quarter of fiscal 2020, the company recorded a tax benefit of $19 million ($.06 per share) on the sale of its European chips business. In the six-month period of fiscal 2020, the company recorded a loss in Other expenses / (income) of $64 million ($41 million after tax, or $.14 per share) on the sale of its European chips business. For the year ended August 2, 2020, the company recorded a loss in Other expenses / (income) of $64 million ($37 million after tax, or $.12 per share) on the sale of its European chips business.
(5)In the second quarter of fiscal 2020, the company recorded a loss in Interest expense of $75 million ($57 million after tax, or $.19 per share) on the extinguishment of debt.
(6)For the year ended August 2, 2020, the company recognized a loss in Other expenses / (income) of $45 million ($35 million after tax, or $.12 per share) associated with the sale of its limited partnership in Acre Venture Partners, L.P.
(7)For the year ended August 2, 2020, the company recognized losses of $121 million in Other expenses / (income) ($92 million after tax, or $.30 per share) associated with mark-to-market adjustments for defined benefit pension and postretirement plans.
Discontinued Operations
(4)In the second quarter of fiscal 2020, the company recognized gains of $1.09 billion associated with the sale of the Arnott's business and certain other international operations. In addition, the company recorded tax expense of $4 million associated with the sale of the Kelsen Group. The aggregate impact was $1.03 billion after tax, or $3.37 per share. In the six-month period of fiscal 2020, the company recognized net gains of $1.04 billion ($998 million after tax, or $3.29 per share) associated with the sale of the Kelsen Group and the Arnott's business and certain other international operations (Campbell International). For the year ended August 2, 2020, the company recognized net gains of $1.04 billion ($1.00 billion after tax, or $3.29 per share) associated with the sale of Campbell International.

The following tables reconcile financial information, presented in accordance with GAAP, to financial information excluding certain items:

	Three Months Ended
	January 31, 2021			January 26, 2020
(millions, except per share amounts)	As reported	Adjustments(a)	Adjusted	As reported	Adjustments(a)	Adjusted	Adjusted Percent Change
Gross margin	$783	$(2)	$781	$742	$2	$744	5%
Gross margin percentage	34.4%		34.3%	34.3%		34.4%	(0.1) pts
Marketing and selling expenses	232	—	232	237	(2)	235	(1)%
Administrative expenses	158	(6)	152	148	(13)	135	13%
Research and development expenses	19	—	19	22	(1)	21
Other expenses / (income)	(45)	30	(15)	(22)	11	(11)
Restructuring charges	18	(18)	—	7	(7)	—
Earnings before interest and taxes	$401	$(8)	$393	$350	$14	$364	8%
Interest, net	54	—	54	146	(75)	71	(24)%
Earnings before taxes	$347	$(8)	$339	$204	$89	$293
Taxes	102	(20)	82	33	40	73
Effective income tax rate	29.4%		24.2%	16.2%		24.9%	(0.7) pts
Earnings from continuing operations	$245	$12	$257	$171	$49	$220	17%
Earnings from discontinued operations	—	—	—	1,037	(1,025)	12	n/m
Net earnings attributable to Campbell Soup Company	$245	$12	$257	$1,208	$(976)	$232	11%
Diluted earnings per share - continuing operations attributable to Campbell Soup Company	$.80	$.04	$.84	$.56	$.16	$.72	17%
Diluted earnings per share - discontinued operations	—	—	—	3.41	(3.37)	.04	n/m
Diluted net earnings per share attributable to Campbell Soup Company	$.80	$.04	$.84	$3.97	$(3.21)	$.76	11%
(a)See following tables for additional information.
n/m - not meaningful

	Three Months Ended
	January 31, 2021
(millions, except per share amounts)	Restructuring charges, implementation costs and other related costs (1)	Pension settlement (2)	Deferred tax charge (3)	Adjustments
Gross margin	$(2)	$—	$—	$(2)
Administrative expenses	(6)	—	—	(6)
Other expenses / (income)	—	30	—	30
Restructuring charges	(18)	—	—	(18)
Earnings before interest and taxes	$22	$(30)	$—	$(8)
Interest, net	—	—	—	—
Earnings before taxes	$22	$(30)	$—	$(8)
Taxes	6	(7)	(19)	(20)
Earnings from continuing operations	$16	$(23)	$19	$12
Earnings from discontinued operations	—	—	—	—
Net earnings attributable to Campbell Soup Company	$16	$(23)	$19	$12
Diluted earnings per share - continuing operations attributable to Campbell Soup Company*	$.05	$(.08)	$.06	$.04
Diluted earnings per share - discontinued operations	—	—	—	—
Diluted net earnings per share attributable to Campbell Soup Company*	$.05	$(.08)	$.06	$.04
*The sum of individual per share amounts may not add due to rounding.

	Three Months Ended
	January 26, 2020
(millions, except per share amounts)	Restructuring charges, implementation costs and other related costs (1)	Pension settlement (2)	Divestitures (4)	Loss on debt extinguishment (5)	Adjustments
Gross margin	$2	$—	$—	$—	$2
Marketing and selling expenses	(2)	—	—	—	(2)
Administrative expenses	(13)	—	—	—	(13)
Research and development expenses	(1)	—	—	—	(1)
Other expenses / (income)	—	11	—	—	11
Restructuring charges	(7)	—	—	—	(7)
Earnings before interest and taxes	$25	$(11)	$—	$—	$14
Interest, net	—	—	—	(75)	(75)
Earnings before taxes	$25	$(11)	$—	$75	$89
Taxes	6	(3)	19	18	40
Earnings from continuing operations	$19	$(8)	$(19)	$57	$49
Earnings from discontinued operations	—	—	(1,025)	—	(1,025)
Net earnings attributable to Campbell Soup Company	$19	$(8)	$(1,044)	$57	$(976)
Diluted earnings per share - continuing operations attributable to Campbell Soup Company	$.06	$(.03)	$(.06)	$.19	$.16
Diluted earnings per share - discontinued operations	—	—	(3.37)	—	(3.37)
Diluted net earnings per share attributable to Campbell Soup Company	$.06	$(.03)	$(3.43)	$.19	$(3.21)

	Six Months Ended
	January 31, 2021			January 26, 2020
(millions, except per share amounts)	As reported	Adjustments(a)	Adjusted	As reported	Adjustments(a)	Adjusted	Adjusted Percent Change
Gross margin	$1,596	$(1)	$1,595	$1,480	$2	$1,482	8%
Gross margin percentage	34.6%		34.5%	34.1%		34.1%	0.4 pts
Marketing and selling expenses	440	—	440	443	(2)	441	—%
Administrative expenses	299	(10)	289	282	(21)	261	11%
Research and development expenses	39	—	39	44	(1)	43
Other expenses / (income)	(63)	34	(29)	34	(53)	(19)
Restructuring charges	19	(19)	—	10	(10)	—
Earnings before interest and taxes	$862	$(6)	$856	$667	$89	$756	13%
Interest, net	109	—	109	226	(75)	151	(28)%
Earnings before taxes	$753	$(6)	$747	$441	$164	$605
Taxes	199	(20)	179	101	47	148
Effective income tax rate	26.4%		24.0%	22.9%		24.5%	(0.5) pts
Earnings from continuing operations	$554	$14	$568	$340	$117	$457	24%
Earnings from discontinued operations	—	—	—	1,034	(998)	36	n/m
Net earnings attributable to Campbell Soup Company	$554	$14	$568	$1,374	$(881)	$493	15%
Diluted earnings per share - continuing operations attributable to Campbell Soup Company*	$1.82	$.05	$1.86	$1.12	$.39	$1.51	23%
Diluted earnings per share - discontinued operations	—	—	—	3.41	(3.29)	.12	n/m
Diluted net earnings per share attributable to Campbell Soup Company*	$1.82	$.05	$1.86	$4.53	$(2.91)	$1.63	14%
(a)See following tables for additional information.
*The sum of individual per share amounts may not add due to rounding.
n/m - not meaningful

	Six Months Ended
	January 31, 2021
(millions, except per share amounts)	Restructuring charges, implementation costs and other related costs (1)	Pension settlement (2)	Deferred tax charge (3)	Adjustments
Gross margin	$(1)	$—	$—	$(1)
Administrative expenses	(10)	—	—	(10)
Other expenses / (income)	—	34	—	34
Restructuring charges	(19)	—	—	(19)
Earnings before interest and taxes	$28	$(34)	$—	$(6)
Interest, net	—	—	—	—
Earnings before taxes	$28	$(34)	$—	$(6)
Taxes	7	(8)	(19)	(20)
Earnings from continuing operations	$21	$(26)	$19	$14
Earnings from discontinued operations	—	—	—	—
Net earnings attributable to Campbell Soup Company	$21	$(26)	$19	$14
Diluted earnings per share - continuing operations attributable to Campbell Soup Company*	$.07	$(.09)	$.06	$.05
Diluted earnings per share - discontinued operations	—	—	—	—
Diluted net earnings per share attributable to Campbell Soup Company*	$.07	$(.09)	$.06	$.05
*The sum of individual per share amounts may not add due to rounding.

	Six Months Ended
	January 26, 2020
(millions, except per share amounts)	Restructuring charges, implementation costs and other related costs (1)	Pension settlement (2)	Divestitures (4)	Loss on debt extinguishment (5)	Adjustments
Gross margin	$2	$—	$—	$—	$2
Marketing and selling expenses	(2)	—	—	—	(2)
Administrative expenses	(21)	—	—	—	(21)
Research and development expenses	(1)	—	—	—	(1)
Other expenses / (income)	—	11	(64)	—	(53)
Restructuring charges	(10)	—	—	—	(10)
Earnings before interest and taxes	$36	$(11)	$64	$—	$89
Interest, net	—	—	—	(75)	(75)
Earnings before taxes	$36	$(11)	$64	$75	$164
Taxes	9	(3)	23	18	47
Earnings from continuing operations	$27	$(8)	$41	$57	$117
Earnings from discontinued operations	—	—	(998)	—	(998)
Net earnings attributable to Campbell Soup Company	$27	$(8)	$(957)	$57	$(881)
Diluted earnings per share - continuing operations attributable to Campbell Soup Company	$.09	$(.03)	$.14	$.19	$.39
Diluted earnings per share - discontinued operations	—	—	(3.29)	—	(3.29)
Diluted net earnings per share attributable to Campbell Soup Company*	$.09	$(.03)	$(3.16)	$.19	$(2.91)
*The sum of individual per share amounts may not add due to rounding.

(millions, except per share amounts)	Year Ended August 2, 2020
Gross margin, as reported	$2,999
Add: Restructuring charges, implementation costs and other related costs (1)	9
Adjusted Gross margin	$3,008
Adjusted Gross margin percentage	34.6%
Earnings before interest and taxes, as reported	$1,107
Add: Restructuring charges, implementation costs and other related costs (1)	69
Add: Pension settlement (2)	43
Add: Divestitures (4)	64
Add: Investment losses (6)	45
Add: Pension and postretirement benefit mark-to-market adjustments (7)	121
Adjusted Earnings before interest and taxes	$1,449
Interest, net, as reported	$341
Deduct: Loss on debt extinguishment (5)	(75)
Adjusted Interest, net	$266
Adjusted Earnings before taxes	$1,183
Taxes on earnings, as reported	$174
Add: Tax benefit from restructuring charges, implementation costs and other related costs (1)	17
Add: Tax benefit from pension settlement (2)	10
Add: Tax benefit from divestitures (4)	27
Add: Tax benefit from loss on debt extinguishment (5)	18
Add: Tax benefit from investment losses (6)	10
Add: Tax benefit from pension and postretirement benefit mark-to-market adjustments (7)	29
Adjusted Taxes on earnings	$285
Adjusted effective income tax rate	24.1%
Earnings from continuing operations, as reported	$592
Add: Net adjustment from restructuring charges, implementation costs and other related costs (1)	52
Add: Net adjustment from pension settlement (2)	33
Add: Net adjustment from divestitures (4)	37
Add: Net adjustment from loss on debt extinguishment (5)	57
Add: Net adjustment from investment losses (6)	35
Add: Net adjustment from total pension and postretirement benefit mark-to-market adjustments (7)	92
Adjusted Earnings from continuing operations	$898
Earnings from discontinued operations, as reported	$1,036
Deduct: Net adjustment from divestitures (4)	(1,000)
Adjusted Earnings from discontinued operations	$36
Adjusted Net earnings attributable to Campbell Soup Company	$934
Diluted earnings per share - continuing operations attributable to Campbell Soup Company, as reported	$1.95
Add: Net adjustment from restructuring charges, implementation costs and other related costs (1)	.17
Add: Net adjustment from pension settlement (2)	.11
Add: Net adjustment from divestitures (4)	.12
Add: Net adjustment from loss on debt extinguishment (5)	.19
Add: Net adjustment from investment losses (6)	.12
Add: Net adjustment from total pension and postretirement benefit mark-to-market adjustments (7)	.30
Adjusted Diluted earnings per share - continuing operations attributable to Campbell Soup Company*	$2.95
Diluted earnings per share - discontinued operations, as reported	$3.41
Deduct: Net adjustment from divestitures (4)	(3.29)
Adjusted Diluted earnings per share - discontinued operations	$.12

(millions, except per share amounts)	Year Ended August 2, 2020
Diluted net earnings per share attributable to Campbell Soup Company, as reported	$5.36
Add: Net adjustment from restructuring charges, implementation costs and other related costs (1)	.17
Add: Net adjustment from pension settlement (2)	.11
Deduct: Net adjustment from divestitures (4)	(3.17)
Add: Net adjustment from loss on debt extinguishment (5)	.19
Add: Net adjustment from investment losses (6)	.12
Add: Net adjustment from total pension and postretirement benefit mark-to-market adjustments (7)	.30
Adjusted Diluted net earnings per share attributable to Campbell Soup Company*	$3.07
*The sum of individual per share amounts may not add due to rounding.